Exhibit 10.34
FIRST AMENDMENT TO INVESTMENT AGREEMENT

This First Amendment to Investment Agreement (this "Amendment") is entered into on July  15, 2014, by and between Kallo, Inc., a Nevada corporation (the "Company") and Kodiak Capital Group, LLC, a Delaware limited liability company (the "Investor").  The parties are hereinafter referred to individually as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS, the Parties are party to that certain Investment Agreement dated  September 26, 2012 (the "Investment Agreement");
WHEREAS, in accordance with Section 12(F) of the Investment Agreement, the Parties desire to amend the Investment Agreement as set forth below;
NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

INVESTMENT AGREEMENT

Section 1-Definitions. Section 1 of the Investment Agreement shall be amended as follows:
The definition of "Open Period" shall be amended to read in its entirety as follows:
"Open Period" shall mean the period beginning on and including the Trading Day immediately following the Effective Date and ending on the earlier to occur of (i) December 31, 2015; or (ii) termination of the Agreement in accordance with Section 9, below.
The definition of "Put Shares" shall be amended to read in its entirety as follows:
"Securities" shall mean 5,000,000 shares of Common Stock issued or issuable pursuant to a Put that has been exercised or may be exercised in accordance with the terms and conditions of this Agreement.
Section 2(B)-Delivery of Put Notices. Section 2(B) of the Investment Agreement shall be amended as follows:
At any time  during the  Commitment Period, the Company may deliver a Put Notice to Investor, provided, however, the Investment Amount identified in the applicable

Put Notice, when taken together with all prior Put Notices, shall not exceed $2,000,000. The Company shall deliver the Securities to the Investor's brokerage account on the Put Date.

Section 9(A)(II). Section 9(A)(II) of the Investment Agreement shall be amended by deleting the existing terms and inserting "December 31, 2015" in lieu thereof.

In consideration for the extension of the Investment Agreement, the Company will file an application to become DWAC eligible on or before October 1, 2014.

Other than as set forth herein, the terms and conditions of the Investment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this agreement on the date first written above.

"Company"	"Investor"

Kallo, Inc.,	Kodiak Capital Group, LLC,
a Nevada corporation	a Delaware limited liability company

By: JOHN CECIL	By: RYAN HODSON
Its: CHAIRMAN & CEO	Its: Managing Member

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